UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2017

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On August 1, 2017, Allscripts Healthcare, LLC, a North Carolina limited liability company (“Purchaser”) and wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and McKesson Corporation, a Delaware corporation (“Seller Parent”), entered into a Purchase Agreement (the “Purchase Agreement”). Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, Purchaser will purchase (the “Acquisition”) Seller Parent’s Enterprise Information Solutions (EIS) Business (the “EIS Business”), which provides certain software solutions and services to hospitals and health systems, by acquiring all of the outstanding equity interests of two indirect, wholly-owned subsidiaries of Seller Parent that hold all of the assets of Seller Parent primarily related to the EIS Business: (i) PF2 EIS LLC, a Delaware limited liability company (the “U.S. Acquired Company”), and (ii) PF2 Enterprise Information Solutions Canada ULC, an unlimited liability corporation organized under the laws of British Columbia. The purchase price for the Acquisition will be $185 million, subject to adjustments for net working capital and net debt.

Consummation of the Acquisition is subject to customary conditions, including (i) the expiration or termination of the waiting period applicable to consummation of the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended, (ii) the absence of any law, order or injunction prohibiting the closing of the Acquisition and (iii) the accuracy of the other party’s representations, warranties, covenants and agreements (subject to customary materiality qualifiers). The Purchase Agreement may be terminated by each of Purchaser and Seller Parent under certain circumstances, including if the Acquisition is not consummated by December 1, 2017. There is no financing condition to the consummation of the Acquisition.

Purchaser and Seller Parent made customary representations and warranties in the Purchase Agreement. Purchaser and Seller Parent also agreed to certain covenants in the Purchase Agreement, including covenants requiring Seller Parent to operate the EIS Business in the ordinary course prior to the consummation of the Acquisition.

Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and for certain other matters.

The Purchase Agreement also contemplates that Seller Parent will provide certain transition services to Purchaser pursuant to a transition services agreement and that each of Seller Parent and Purchaser will license certain intellectual property to the other party pursuant to a cross license agreement.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 3, 2017, Allscripts and Seller Parent issued a joint press release announcing the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Purchase Agreement, dated as of August 1, 2017, by and between McKesson Corporation and Allscripts Healthcare, LLC.

99.1	Joint Press Release issued on August 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: August 3, 2017

	By:	/s/ Brian P. Farley
Brian P. Farley
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated as of August 1, 2017, by and between McKesson Corporation and Allscripts Healthcare, LLC.

99.1	Press Release issued by Allscripts Healthcare Solutions, Inc. on August 3, 2017.

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